Exhibit 10.2

Bumble Inc.

Summary of Director Compensation

(Effective as of June 6, 2023)

Independent members of the Board of Directors (the “Board”) of Bumble Inc. (the “Company”) (other than directors employed by Blackstone Inc. and its affiliates) (each, an “Eligible Director”) receive compensation for their service as follows (unless such Eligible Director declines or waives the receipt of such cash or equity compensation by written notice to the Company):

CASH COMPENSATION

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Annual Retainer. An annual cash retainer of (i) $300,000 for the Eligible Director serving as the chairperson of the Board, and (ii) $75,000 for each other Eligible Director serving on the Board, in each case, payable quarterly in arrears, and pro-rated for the Eligible Director’s period of service on the Board.

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Additional Annual Retainers. An additional annual cash retainer for serving as a chairperson of specified committees of the Board, payable quarterly in arrears, and pro-rated for the Eligible Director’s period of service as chairperson of the applicable committee, as follows:

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The chairperson of the Audit Committee of the Board shall receive an additional $20,000 annually;

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The chairperson of the Compensation Committee of the Board shall receive an additional $15,000 annually; and

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The chairperson of the Nominating and Corporate Governance Committee of the Board shall receive an additional $8,750 annually; provided, that such additional amount shall not be payable to the current chairperson of the Nominating and Corporate Governance Committee but rather shall be provided beginning with any successor chairperson.

EQUITY COMPENSATION

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For each Eligible Director, an award of Restricted Stock Units (the “RSUs”) granted under the Company’s 2021 Omnibus Incentive Plan, as follows:

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Annual Awards. Each Eligible Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) beginning with the 2023 Annual Meeting and (ii) will continue to serve as an Eligible Director immediately following such Annual Meeting, shall be automatically granted, on the date of such Annual Meeting, an award of RSUs in respect of a number of shares of the Class A Common Stock of the Company (“Common Stock”) having a grant date fair value equal to $250,000 (the “Grant Value”), with the number of awarded RSUs determined by dividing the Grant Value by the average of the closing sales price of Common Stock for the twenty days over which the Common Stock traded ending on the trading date preceding the Annual Meeting (the “Annual Awards”).

Exhibit 10.2

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Initial Awards. Each Eligible Director who is initially elected or appointed to the Board after the 2023 Annual Meeting, and other than at an Annual Meeting, shall be automatically granted, on the date of such election or appointment, an award of RSUs in respect of a number of shares of Common Stock having a grant date fair value equal to a pro-rated portion of the Grant Value determined based on a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the date of the Annual Meeting preceding such election or appointment and ending on such Eligible Director’s election or appointment, and the denominator of which is 365 (the “Initial Award Grant Value”), with the number of awarded RSUs determined by dividing the Initial Award Grant Value by the average of the closing sales price of the Common Stock for the twenty days over which the Common Stock traded ending on the trading date preceding the Eligible Director’s election or appointment (the “Initial Awards”).

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Termination of Employment of Employee Directors. Members of the Board who are employees of the Company Group who, following the Effective Date, terminate employment with the Company Group but remain on the Board will not receive an Initial Award but, to the extent that such individuals are otherwise eligible, will be eligible to receive, following termination of employment with the Company Group, Annual Awards.

EXPENSES

Reimbursement for reasonable and documented travel and related expenses associated with attendance at meetings of the Board or a committee thereof.